UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2009

‘mktg, inc.’

(Exact name of registrant as specified in its charter)

Delaware	0-20394	06-1340408

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

75 Ninth Avenue, New York, New York		10011

(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (212) 660-3800

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 17, 2009, ‘mktg, inc.’ (“we” or the “Company”) received a letter from The Nasdaq Stock Market stating that we were not in compliance with Nasdaq Listing Rule 5550(a)(2) because the closing bid price of the Company’s common stock was below $1.00 per share for 30 consecutive business days.

Pursuant to Nasdaq’s Listing Rules, the Company has a 180 day grace period, until June 15, 2010, during which the Company may regain compliance if the bid price of its common stock closes at $1.00 per share or more for a minimum of ten consecutive business days. In the event we do not regain compliance prior to the end of this grace period, Nasdaq will provide us with written notification that our common stock is subject to delisting. Alternatively, we may be eligible for an additional 180-day grace period if we meet Nasdaq’s initial listing standards (other than with respect to minimum bid price) for The Nasdaq Capital Market.

The Company intends to actively monitor the bid price for its common stock between now and June 15, 2010, and will consider available options to regain compliance with the Nasdaq minimum bid price requirements.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2009

‘mktg, inc.’

By:	/s/ James R. Haughton

James R. Haughton,
Senior Vice President — Controller